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                                                                   Exhibit 10.23

                               FINANCIAL GUARANTY
                        FACULTATIVE REINSURANCE AGREEMENT

     The agreement (the "Agreement") is made between MBIA Insurance Corporation, a New York stock insurance corporation (the "Company"), and RAM Reinsurance Company Ltd. (the "Reinsurer").

     In consideration of the mutual covenants and upon the terms and conditions set forth below, the parties hereto agree as follows:

                                   ARTICLE I

COVER

     The Company hereby cedes facultative reinsurance to the Reinsurer and the Reinsurer hereby accepts facultative reinsurance from the Company as set forth in each Reinsurance Memorandum executed between the Company and the Reinsurer from time to time, each such Reinsurance Memorandum being considered to be attached to and incorporated with this Agreement. Each such Reinsurance Memorandum shall be subject to the terms and conditions of the Agreement, and shall specify the share of the interests and liabilities of the Company assumed by respect of the Policy covered by that Reinsurance Memorandum, the Reinsurance Premium paid, and the Commission allowed; provided, however, that to the extent the specific provisions of any Reinsurance Memorandum conflict with the terms of this Agreement, the terms of such Reinsurance Memorandum shall govern. The Reinsurer's liability shall attach on the date set forth in the Reinsurance Memorandum (the "Effective Date"), and shall continue unless terminated in accordance with ARTICLE XXVI - COMMENCEMENT AND TERMINATION.

                                   ARTICLE II

BUSINESS COVERED

     The policies ceded under this Agreement as set forth in each Reinsurance Memorandum incorporated hereto are surety or financial guaranty insurance policies covering financial loss by reason of non-payment of principal and interest when due with respect to Municipal Bonds and/or Municipal Notes and/or securitized and/or structured finance obligations, as applicable.

                                  ARTICLE III

LIMIT

     A. Except as set forth in a particular Reinsurance Memorandum, the limit of the Reinsurer's liability for loss under the Reinsurance Memorandum attached to this Agreement shall be the Reinsurer's share of the Debt Service, being principal par amount plus allocable interest, set forth in the applicable Reinsurance Memorandum.

     B. In addition, except as set forth in a particular Reinsurance Memorandum, the Reinsurer shall be liable for its Proportionate Share of any Allocated Loss Adjustment Expenses paid by the Company at the times and in the manner specified in ARTICLE X - ACCOUNTS.

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The terms "Proportionate Share" with respect to a particular loss shall mean the ratio of the amount of the loss covered by the Reinsurer to the aggregate amount of the loss. "Allocated Loss Adjustment Expenses" as used in this Agreement, means all court costs, interest upon judgments, and mitigation, investigation, adjustment, and legal expenses chargeable to: (I) the mitigation, investigation, negotiation, settlement of or defense against loss, (ii) loss prevention, mitigation or investigation in respect of Policies as to which the Company has posted a loss reserve, (iii) the investigation and workout of a potential loss, or (iv) the protection, perfection and exercise of any subrogation or salvage or reimbursement rights or security interests with respect to a Policy. Allocated Loss Adjustment Expenses shall exclude all office expenses and salaries of officials and employees of the Company.

                                   ARTICLE IV

EXCLUSIONS

     This Agreement does not apply to and specifically excludes the following:

     1. liability of the Company, arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any Insolvency Fund. "Insolvency Fund", as used in this Agreement, shall mean any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement howsoever denominated, established or governed, which provides for any assessment of or payment of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by the competent authority to be insolvent, of which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part; or,

     2. unallocated loss adjustment expenses of the Company including all office expenses and salaries of officials and employees of the Company.

                                   ARTICLE V

REINSURANCE FOLLOWS ORIGINAL POLICIES

     Each Reinsurance Memorandum attached to this Agreement is subject in all respects to the terms and conditions of the Policy to which it relates, the true intent of the Agreement being that the Reinsurer shall, in the amount specified in the Reinsurer Memoranda, follow the fortunes of the Company, provided, however, that this clause shall not be construed to create in any third party any rights under this Agreement.

                                   ARTICLE VI

REINSURANCE PREMIUMS AND COMMISSIONS

A. The Company shall pay the Reinsurer the Reinsurance Premium set forth in the Reinsurance Memoranda attached to this Agreement after first deducting the Ceding Commission. Net premiums due to the Reinsurer shall be paid pursuant to the ARTICLE X - ACCOUNTS.


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B. Unless otherwise set forth in a particular Reinsurance Memorandum, the Ceding
Commission shall be [*] of the Reinsurance Premium.

C. The Company shall pay the Reinsurer the Reinsurance Premium set forth in the Reinsurance Memoranda attached to this Agreement after first deducting the Ceding Commission. Net premiums due to the Reinsurer shall be paid pursuant to the ARTICLE X - ACCOUNTS.

*    Confidential treatment requested for redacted portion.

                                  ARTICLE VII

CLAIMS

     The Company shall provide notice to the Reinsurer of any potential claim under any Policy as soon as is reasonably possible. Failure to provide such notice shall not relieve the Reinsurer of its obligation under this Agreement for any loss or expense resulting from the claim unless the Reinsurer has suffered undue prejudice thereby.

                                  ARTICLE VIII

LOSS PAYMENTS

     A. The Reinsurer shall pay to the Company the Reinsurer's proportionate share or other applicable amount, as set forth in the related Reinsurance Memorandum as set forth in the appropriate Reinsurance Memorandum, of all losses and Allocated Loss Adjustment Expenses for which payment is due by the Company under the Policies so named. Losses and Allocated Loss Adjustment Expenses due to the Company shall be paid pursuant to paragraph D of this Article and ARTICLE X - ACCOUNTS.

     B. The Company shall have complete and sole control of and direction of all efforts to: (i) mitigate, investigate, negotiate, settle or defend a loss, (ii) prevent, mitigate, or investigate a probable loss under Policies as to which the Company or Reinsured has posted a loss reserve, (iii) investigate and work out a potential toss, and (iv) protect, perfect and exercise any subrogation, salvage or reimbursement rights or security interests with respect to any Policy and may take any action as it may deem advisable with respect thereto. All loss settlements by the Company, all salvage and all subrogation settlements, and all settlements shall be final, conclusive and unconditionally binding upon the Reinsurer.

     C. The Reinsurer shall pay to the Company in same day funds the Reinsurer's proportionate share, or other applicable amount as set forth in the related Reinsurance Memorandum, of any loss on the later of (a) three (3) business days following receipt of notice from the Company, or (b) the payment date. The Reinsurer shall effect payment by wire transfer of same day funds to the party designated by the Company in the notice. Details of the loss will be provided to the Reinsurer by the Company promptly by fax followed by confirmation by mail or by such other means as requested by the Reinsurer.


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     D. The Reinsurer shall pay to the Company the Reinsurer's proportionate share, or other applicable amount as set for in the related Reinsurance Memorandum, of any Allocated Loss Adjustment Expenses by the Company at the items and in the manner specified in ARTICLE X - ACCOUNTS.

                                   ARTICLE IX

SALVAGE AND SUBROGATION

     A. The Company shall credit the Reinsurer with its proportionate share of any recoveries, salvage or reimbursements on account of any claims and settlements involving Policies.

     B. In the event there are any recoveries, salvage, or reimbursements recovered subsequent to a loss settlement, it is agreed that if the expenses incurred in obtaining salvage or other recoveries are less than the amount recovered, if any, such expenses shall be borne by each party in the proportion that each party benefits from the recoveries or, otherwise, the amount recovered shall first be applied to the reimbursement of the expense of recovery and then in proportion to the liability of each party for the loss before such recovery had been obtained. "Expenses", as used in this ARTICLE IX - SALVAGE AND SUBROGATION, shall exclude all office expenses and salaries of officials and employees of the Company.

                                   ARTICLE X

ACCOUNTS

A. Within forty-five (45) days following the end of each month in which there has been activity, the Company shall render a net account (the "Net Account") to the Reinsurer showing:

          1. gross Reinsurance Premium;

          2. Ceding Commission allowed;

          3. the Reinsurer's portion of losses and Allocated Loss Adjustment Expenses paid;

          4. the Reinsurer's portion of subrogation, salvage, and other recoveries received by the Company on losses and Allocated Loss Adjustment Expenses under the Policies.

B. Amounts due to the Reinsurer shall be remitted by the Company at the time the Net Account is rendered.

C. Within ten (10) days of its receipt of the Net Account, the Reinsurer shall remit to the Company all amounts due to the Company.


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D. Within forty-five days (45) days following the end of each calendar year, the
Company shall furnish the Reinsurer any other information which the Reinsurer may require for its annual statutory financial statements.

E. In addition to the report required by paragraph A of this ARTICLE X - ACCOUNTS, the Company shall provide quarterly reports showing the Reinsurer's share of all contingency, loss, loss adjustment expense, and unearned premium reserves maintained by the Company on all in-force business covered by this Agreement and shall provide such additional statistics as may reasonably be required by the Reinsurer on such business.

                                   ARTICLE XI

INSOLVENCY

A. In the event of the insolvency of the Company, the reinsurance provided by each Reinsurance Memorandum and deemed incorporated hereby with this Agreement shall be payable by the Reinsurer on the basis of the liability of the Company under the Policies without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or portion of any claim. The liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer within a reasonable time of the pendency of a claim against the Company under any Policy. During the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

B. The reinsurance provided by the Reinsurance Memoranda and deemed incorporated hereby shall be payable by the Reinsurer to the Company, or to its liquidator, receiver, conservator or statutory successor, except as provided by (i) Section 4118 (a) of the New York Insurance Law or any successor statute thereto or (ii) except any Law local to a jurisdiction outside of the United States which is agreed or adjudicated as controlling, or (iii) except (a) where the applicable Reinsurance Memorandum specifically provides another payee of such reinsurance in the event of the insolvency of the Company and (b) where the Reinsurer, with the consent of the direct insured or insureds, has assumed the obligations of the Company under the Policies as its direct obligations to the payees under such Policies and in substitution for the obligations of the Company to such payees.

                                  ARTICLE XII

OFFSET

     Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any balance or balances, whether on account of premiums or on account of losses or otherwise, due from such party to the other party under this Agreement or under any other reinsurance agreement heretofore or hereafter entered into by and between them, and may offset


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the same against any balances due or to become due to the former from the latter under the same or any other reinsurance agreement between them. The party asserting the right of offset shall have and may exercise such right whether the balance or balances due or to become due to such party from the other are on account of premiums or on account of losses or otherwise and regardless of the capacity, whether as assuming reinsurer or as ceding company, in which each party acted under the agreement or, if more than one, the different agreements involved. In the event of the insolvency of a party hereto, offsets shall be allowed in accordance with the provisions of Section 7427 of the Insurance Law of the State of New York or in accordance with a Law local to a jurisdiction outside of the United States, which is agreed or adjudicated as controlling.

                                  ARTICLE XIII

ERRORS AND OMISSIONS

     Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, provided such delay, omission or error is rectified as soon as possible after discovery.

                                  ARTICLE XIV

DOCUMENTATION

     The Reinsurer or its duly authorized representative shall, upon request, be provided with copies of the relevant financial guaranty insurance policies and all documents related thereto, subject to ARTICLE XX - CONFIDENTIALITY.

                                   ARTICLE XV

ARBITRATION CLAUSE

     A. As a condition precedent to any right of action hereunder, if any dispute shall arise between the Company and the Reinsurer with reference to the interpretation of the Reinsurance Memoranda attached to this Agreement or their rights with respect to any transaction under such Reinsurance Memoranda, whether such dispute arises before or after termination of this Agreement, such dispute, upon the written request of either party within a reasonable time after the dispute has risen, shall be submitted to three (3) arbitrators, one to be chosen by each party, and the third by two (2) arbitrators so chosen. If either party refuses or neglects to appoint an arbitrator within thirty (30) days after the receipt of written notice from the other party requesting it to do so, the requesting party may appoint two (2) arbitrators. If the two (2) arbitrators fail to agree in the selection of a third arbitrator within thirty (30) days of their appointment, each of them shall name two (2), of whom the other shall decline one and the decision shall be made by drawing lots. All arbitrators shall he neutral and shall be active or retired disinterested officers of insurance or reinsurance companies or not under the control of or a former officer of either party to this Agreement. The arbitration shall take place in New York, New York, unless some other place is mutually agreed upon by the Company and the Reinsurer.


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     B. The claimant shall submit its pre-hearing brief within forty-five (45)
days from appointment of the third arbitrator. The respondent shall submit its brief within forty-five (45) days thereafter and the claimant may submit a reply brief within thirty (30) days after the filing of the respondent's brief. The periods of time may be extended by unanimous consent in writing of the arbitration panel (the "Panel"). The rules and procedures for pre-hearing investigations shall be established by the Panel. To the extent any rules or procedures necessary to conduct such arbitration are not specified by this arbitration clause, the Commercial Arbitration Rules of the American Arbitration Association shall be used as a guideline in fashioning such rules or procedures.

     C. The Panel shall make its decision with regard to the custom and usage of the insurance and reinsurance business. The Panel shall issue its decision in writing based upon a hearing in which evidence may be introduced without following the strict rules of evidence but in which cross-examination and rebuttal shall be allowed. At such hearing, each party shall have the right to be represented by counsel of its own choice. The Panel shall make its decision within sixty (60) days following the termination of the hearings unless the parties consent to an extension. The majority decision of the Panel, upon delivery thereof to the parties, shall be final and binding upon all parties to the proceeding.

     D. Unless prohibited by applicable law, any arbitral award hereunder and any judgment thereon shall bear interest from the date of the expiry of the Grace Period provided in ARTICLE XVII - INTEREST at a rate provided in that article.

     E. Each party shall bear the expenses of the arbitrator appointed by it or on its behalf and its own counsel and shall jointly and equally bear with the other party the expenses of the third arbitrator. The remaining costs of the arbitration proceeding shall be allocated by the Panel in their discretion.

     F. The parties consent to the jurisdiction of the Supreme Court of the State of New York, County of New York, and of the United States District Court of the Southern District of New York, for all purposes in connection with such arbitration, including without limitation any application to compel arbitration or to confirm any arbitration award. The parties consent that any process or notice of motion or other application to either of said Courts, and any paper in connection with arbitration, may be served by certified mail, return receipt requested, or by personal service or in such other manner as may be permissible under the rules of the applicable court or Panel provided a reasonable time for appearances is allowed. Service upon the Company shall be directed to the Company, in care of the Company's General Counsel. Service upon the Reinsurer shall be directed to Reinsurer in care of Reinsurer's General Counsel.

                                  ARTICLE XVI

CURRENCY

     All amounts payable pursuant to this Agreement under a Reinsurance Memorandum shall be payable in the currency as reflected in that Memorandum.


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                                  ARTICLE XVII

INTEREST

     Any amounts due by either party under the attached Reinsurance Memoranda that are outstanding forty-five (45) days after the date on which settlement is due (the "Grace Period") shall be subject to the payment of interest by the debtor as from the expiry of the Grace Period. Interest shall be calculated at a per annum rate which is 2% in excess of the ninety (90) day United States Treasury Bill rate as published in the Wall Street Journal (hereinafter referred to as the "Published Rate") on the last business day of each week. Such interest rate shall fluctuate weekly with any change in the Published Rate and shall remain payable up to the day the debtor effects settlement unless the creditor shall extend the Grace Period.

                                 ARTICLE XVIII

RESERVES AND RISKS LIMITS

     A. The Reinsurer shall maintain proper reserves and risk limits with respect to the Issues covered hereunder, including appropriate contingency reserves, unearned premium reserves, loss reserves including incurred but not reported (IBNR) loss reserves and loss adjustment expense reserves and risk limits, each in accordance with the requirements of the New York Insurance Law and the regulations thereunder, or with the requirements of such local law in a jurisdiction outside of the United States as may be applicable.

     B. In order to enable the Reinsurer to establish appropriate risk limits pursuant to paragraph A of this ARTICLE XVIII - RESERVES AND RISK LIMITS, the Reinsurance Memoranda attached to this agreement shall set forth the Reinsurer's Share of the Par Value amount of the Issue covered. The Reinsurer's Share of the Par Value Amount of the Issue shall have no bearing upon the Reinsurer's liability for loss and Allocated Loss Adjustment Expenses with respect to the Issue, which shall be determined solely on the basis of the Reinsurer's Share of the Debt Service Amount as provided in ARTICLE III - LIMIT.

     C. When governing a body of any jurisdiction in which the Company legally operates or to which it submits requires as a condition to credit for the reinsurance provided by the Reinsurance Memoranda incorporated with this agreement (i) that the Reinsurer establish and maintain reserves of a prescribed type and amount, the Reinsurer shall establish and maintain reserves of that type and amount, or (ii) that the Reinsurer post security in a prescribed form and amount, the Reinsurer shall post security in that form and amount.

     D. The Reinsurer agrees to participate proportionately to their share of this Reinsurance in the unexpired risks and outstanding loss reserves, if applicable, by setting up a deposit which shall, at their option, be either in cash or securities.

          1) Unexpired Risk Reserve:

               The Reinsurer agrees to participate proportionately to their share of this Reinsurance in the Unexpired Risk Reserve which shall, for the first period, be calculated


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     at pro rata of the time as at 30th June 1998 and 31st December 1998, and in the half-yearly accounts for subsequent years.

          2) Outstanding Loss Reserve:

               The Outstanding Loss Reserve shall match the total amount of those losses which, irrespective of their occurrence date, appear as still unpaid, according the amount of such losses in the Company's half-yearly accounts (as at 30th June 1998 and 31st December 1998 for the first period).

                                  ARTICLE XIX

TAXES

     The Company shall be liable for all taxes on the premiums paid on the policies.

                                   ARTICLE XX

CONFIDENTIALITY

     The Reinsurer agrees that it will maintain the confidentiality of the Policies, the reinsurance undertaken with respect to the policies, all underlying transactions and underlying obligations and all certificates, reports, agreements, notices and communications of any sort relating to any of the foregoing in its communications with third parties, except of the extent required by law, regulation or order, and except as may be made to the Reinsurer's legal counsel, auditors and accountants, to rating agencies in connection with their ratings of the Reinsurer and except as may be necessary or appropriate in connection with any retrocession, subject to receipt of a written confidentiality commitment from the proposed retrocessionaire. The Reinsurer and its legal counsel, auditors and accountants will have no obligation of confidentiality in respect of any information that may be generally available to the public or become available to the public through no fault or such person. The confidentiality obligations set forth herein shall apply to all information provided to the Reinsurer in connection with is evaluation of potential reinsurance regardless of whether the Reinsurer and the Company ultimately execute a Reinsurance Memorandum.

                                  ARTICLE XXI

NOTICE

     A. Any and all notices, requests, demands or other communications required or permitted to be given hereunder shall be given or mailed by first class certified mail, return receipt requested, by an overnight delivery service, or by telex or telecopy addressed to the parties as stipulated in the Reinsurance Memoranda attached to this Agreement.

     B. The Company and Reinsurer shall provide each other, with wiring instructions promptly after execution of this Agreement and at the time of any change in such instructions.


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                                  ARTICLE XXII

GOVERNING LAW

     This Agreement shall be construed in accordance with and governed by the laws of the State of New York except where the local law of a jurisdiction outside of the United States shall be agreed or adjudicated as controlling.

                                 ARTICLE XXIII

ENDORSEMENTS

     No endorsement to this Agreement shall be valid unless in writing and signed by each party hereto.

                                  ARTICLE XXIV

FINANCIAL STATEMENT CREDIT

     The Reinsurer, upon the request and at the discretion of the Company, shall provide the Company evidence that the Reinsurer has taken all steps necessary to assure that the Company obtains full credit on its financial statements, according to statutory requirements in all applicable jurisdictions, for the reinsurance ceded and any obligations arising hereunder in a form and amount satisfactory to the Company under such statutory requirements, including the posting of security, if required.

                                  ARTICLE XXV

RETROCESSIONS

     The Reinsurer agrees that it will not retrocede any risk it has undertaken with respect to any Bond unless the Company has given its written consent to such retrocession (including the amount and other terms and conditions of such retrocession and the company to which such retrocession is to be made), which consent will not be unreasonably withheld. Any request for such consent shall be accompanied by the proposed form of reinsurance agreement shall include provisions limiting further retrocessions which require the prior consent of the Company and a confidentiality provision substantially similar to ARTICLE XX - CONFIDENTIALITY.

                                  ARTICLE XXVI

COMMENCEMENT AND TERMINATION

     A. This Agreement shall take effect at 12:0l A.M., Eastern Standard Time, March 16, 1998 and shall govern the rights and obligations of the parties pursuant to this Agreement effective on or after the date hereof and shall continue until this Agreement is terminated in accordance with ARTICLE XXVI (B) or until terminated by the mutual consent of the parties.


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     B. The Company shall have the right to terminate this Agreement by giving immediate notice to the Reinsurer following the occurrence of any of the following events:

          1. If the Reinsurer is rated by Best's with a Best's rating of less than B+, or if the Reinsurer is a multi-line Reinsurer and is rated by Standard & Poor's with a claims-paying rating of less than AA-, or if the Reinsurer is a monoline financial guarantee Reinsurer and is rated by Standard & Poors with a claims-paying rating of less than AAA or is rated by Moody's with a Financial Strength rating of less than Aa3.

          2. the Reinsurer has not passed a majority of the solvency tests as contained in the NAIC Insurance Regulatory Information System
               (IRIS); or

          3. the Policyholders' Surplus of the Reinsurer is less than the amount required in order for the Company to be entitled to credit for the reinsurance provided by this Agreement by any regulatory body of any jurisdiction in which the Company legally operates or to which it submits

     C. Upon termination of this Agreement, the Company shall have the option on the termination date or on any date subsequent thereto to reassume the liability and unearned premiums less ceding commissions on the Policies covered under the Reinsurance Memoranda attached to this Agreement as of the date on which the election is exercised. The Reinsurer shall refund the unearned premiums less ceding commissions within forty-five (45) days of the date on which the elections is exercised.


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REINSURANCE AGREEMENT OF FINANCIAL GUARANTY - FACULTATIVE
REINSURANCE, in duplicate, as of the dates recorded below:

At: Hamilton Bermuda
This 16th day of March, 1998

RAM REINSURANCE COMPANY, LTD

ACCEPTED:
At: Arrnonk, New York
This 16th day of March, 1998

MBIA INSURANCE CORPORATION


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